                                                                     EXHIBIT 2.2


--------------------------------------------------------------------------------

                        Common Stock Purchase Agreement



                                  by and among





                          SOUTHERN MINERAL CORPORATION
                                (the "Company")





                                      and





                      The Purchasers Listed on Schedule 1
                                 ("Purchasers")





                               December 23, 1996

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


ARTICLE I.           AUTHORIZATION AND SALE OF COMMON STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.1        Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.2        Sale of Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


ARTICLE II.          CLOSING DATE; DELIVERY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 2.1        Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 2.2        Delivery   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE III.         REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 3.1.       Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 3.2.       Representations, Warranties and Covenants of the Purchasers  . . . . . . . . . . . . . . . . . 7

ARTICLE IV.          CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  Section 4.1        Closing Conditions of each Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  Section 4.2        Conditions to Closing of Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 4.3        Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 4.4        Registration Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 4.5        Indemnification and Contribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V.           RESTRICTIONS ON TRANSFERABILITY OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 5.1        Restrictions on Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 5.2        Instruction Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 5.3        Transfer of Shares After Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 5.4        Purchaser Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI.          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 6.1        Waivers and Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 6.2        Broker's Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 6.3        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.4        Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.5        Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.6        Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.7        Notices, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.8        Severability of this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.9        Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.10       Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 6.11       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 6.12       Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 6.13       Currency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 6.14       Effectiveness of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                          SOUTHERN MINERAL CORPORATION


                        COMMON STOCK PURCHASE AGREEMENT


        This Common Stock Purchase Agreement (the "Agreement") is made as of December 23, 1996, by and among Southern Mineral Corporation, a Nevada corporation (the "Company") with its principal office at 500 Dallas, Suite 2800, Houston, Texas 77002, and the persons listed on the Schedule of Purchasers attached hereto as Schedule I (the "Purchasers").

              ARTICLE I.  AUTHORIZATION AND SALE OF COMMON STOCK

        SECTION 1.1 AUTHORIZATION. The Company has authorized the issuance and sale pursuant to this Agreement of 2,500,000 shares of its common stock, par value $0.01 per share (the "Common Stock"). The Common Stock shall have the rights as set forth in the Company's Amended and Restated Articles of Incorporation, as amended.

        SECTION 1.2 SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company, at the Closing, the number of Shares of Common Stock ("Shares") set forth opposite each Purchaser's name on Schedule I for $4.50 per Share.

                      ARTICLE II.  CLOSING DATE; DELIVERY

        SECTION 2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Porter & Hedges, L.L.P., Houston, Texas, at 10:00 a.m. Houston Time, on December 23, 1996, or at such other time and place upon which the Company and the Purchasers purchasing the majority of the Shares shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

        SECTION 2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate or certificates, registered in the Purchaser's name as shown on Schedule B-1, representing the number of shares of Common Stock to be purchased by the Purchaser. Such delivery shall be against payment of the purchase price therefor by wire transfer to the Company's bank account in the amount set forth on Schedule I.


                  ARTICLE III.  REPRESENTATIONS AND WARRANTIES

        SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers as of the Closing Date as follows:

                 (a) ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has full corporate power and authority to own, use and lease its properties and to conduct its business as such properties are owned, used or leased and as such business is currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or where the conduct of its business would require such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries (as hereinafter defined) taken as a whole ("Material Adverse Effect").

                 (b) CORPORATE POWER AND AUTHORITY; AUTHORIZATION. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, including the issuance and sale of the Shares to the Purchasers. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Company, and no other corporate proceeding on the part of the Company is necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies, and except that the enforceability of indemnification provisions for the violation of securities laws may be limited by public policy).

                 (c) CAPITAL STOCK. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 6,588,519 shares are issued and outstanding as of November 29, 1996. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. There are not any outstanding agreements, warrants, options, calls, preemptive or other rights, or other commitments of any nature relating to any of the authorized but unissued shares of capital stock or other shares held in the treasury of the Company, other than as described in the SEC Documents (as hereinafter defined) and the Memorandum (as hereinafter defined).

                 (d) ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description of the Common Stock set forth in the Memorandum. The issuance and delivery of the Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

                 (e) SIGNIFICANT SUBSIDIARIES. Each Significant Subsidiary of the Company, as defined in the rules and regulations of the Securities and Exchange Commission ("SEC"), is listed in the SEC Documents. Each such Significant Subsidiary has been legally incorporated, duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to conduct its business as now being conducted. Each Significant Subsidiary is duly qualified and in good standing under the laws of any jurisdiction in which such Subsidiary does business or is otherwise required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each such Significant Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable, and, except as otherwise disclosed in the SEC Documents, are owned directly or indirectly by the Company, free and clear of any of the following (collectively "Claims"): security interests, liens, pledges, interests arising in connection with community property laws or other laws relating to the rights of spouses, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, whether or not relating in any way to credit or the borrowing of money, voting agreements or proxies. There are not any outstanding agreements, warrants, options, calls, preemptive or other similar rights, or other commitments of any nature relating to any of the authorized but unissued shares of capital stock or other shares held in the treasury of any Significant Subsidiary, except as disclosed in the SEC Documents.

                 (f) NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law or conflict with, or result in any breach of, or constitute a default under, or result in the creation of a Claim on any of the properties or assets of the Company pursuant to any corporate charter, bylaw or regulation or any agreement, instrument, judgment or decree to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary or their respective properties is or may be bound or affected, or eliminate or impair any intangible right, concession (including any tax concession), license or privilege allowed to or enjoyed by the Company or any Significant Subsidiary. No unobtained approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency (including the National Association of Securities Dealers, Inc.) or other governmental authority, domestic or foreign, is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares to the Purchasers except for post-Closing filings required to perfect exemptions under federal and state securities laws.

                 (g) PRIVATE PLACEMENT OFFERING MEMORANDUM; SEC DOCUMENTS; FINANCIAL STATEMENT. Each complete or partial statement, report, or proxy statement included as an Attachment to the Company's Confidential Private Placement Memorandum dated December [], 1996 (the "Memorandum") is a true and complete copy of or excerpt from such document as filed by the Company with the SEC. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 24 months preceding the date of this Agreement (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. Neither the Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments that are not in the aggregate material).

                 (h) NO MATERIAL CHANGE. Except as otherwise disclosed herein, since September 30, 1996, there have not been:

                         (1) Any changes in the financial condition or results of operations of the Company and the Significant Subsidiaries from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse;

                         (2) Any material increase in indebtedness for borrowed money, current liabilities or total liabilities (whether absolute, accrued, contingent or otherwise) incurred by the Company or any Significant Subsidiary, except for liabilities, commitments and obligations incurred in the ordinary course of business;

                         (3) Any sale, assignment, transfer or other disposition of any material tangible or intangible asset of the Company or any Significant Subsidiary, except in the ordinary course of business;

                         (4) Any extraordinary transaction by the Company or any Significant Subsidiary; and

                         (5) Any execution or authorization of a material agreement that the Company would be required to file with the SEC.

                 (i) LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any Significant Subsidiary or any of their respective properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that
        (a) could have a Material Adverse Effect or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

                 (j) COMPLIANCE. The Company, the Significant Subsidiaries and their use and occupancy of their assets and properties wherever located, are in compliance in all material respects with all, and not in violation of any, and the

        Company has not received any claim or notice that it is not in material compliance with, or that it is in violation of any, applicable federal, state, local or other governmental laws or ordinances, or any order, rule or regulation of any federal, state or local or other governmental agency or body, to which the Company, the Significant Subsidiaries or their respective businesses, operations, agents, employees, assets or properties are subject (including, without limitation, all recordkeeping and reporting requirements thereof); nor has the Company or any Significant Subsidiary failed to obtain or to adhere to the requirements of any government license, permit or authorization reasonably necessary to the ownership of its assets and properties or the conduct of its business, which noncompliance, violation or failure to obtain or adhere would have a Material Adverse Effect.

                 (k) INDEPENDENT ACCOUNTANTS. Grant Thornton LLP, who have certified certain financial statements of the Company included in the SEC Documents, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder.

                 (l) RESERVE INFORMATION. The information supplied by the Company to the independent petroleum engineering consultants for the Company for purposes of preparing the reserve reports and estimates of such consultants included in the Memorandum and the SEC Documents, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the date supplied and was prepared in accordance with customary industry practices; Netherland, Sewell & Associates, Inc. and McDaniel & Associates Consultants Ltd., who prepared estimates of the amount and value of proved reserves of the Company as set forth in certain of the SEC Documents, are independent with respect to the Company. Information with respect to the estimated quantities of the Company's proved reserves and the present value of such reserves included in the SEC Documents were prepared in accordance with the rules and guidelines set forth in the rules and regulations of the SEC.

                 (m) INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, and the Company is not a "holding company" or and "affiliate" of a holding company or public utility as defined in the Public Utility Holding Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                 (n) OIL AND GAS PROPERTIES. The Company and its Significant Subsidiaries have defensible title to their producing oil and gas properties and gas gathering properties free and clear of all liens, encumbrances and defects, except (1) those described in the Memorandum and SEC Documents, (2) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (3) liens and encumbrances under operating agreements, unitization and pooling agreements, and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas business and (4) liens, encumbrances and defects that do not in the aggregate materially and adversely affect the value of such oil and properties or gas gathering properties or materially and adversely affect the use made or proposed to be made of such properties by the Company and its Significant Subsidiaries; except as described in the Memorandum and the SEC Documents, the oil, gas and mineral leases, options to lease, concessions or other property interests held by the Company and its Significant Subsidiaries reflect in all material respects the right of the Company and its Significant Subsidiaries to explore for or receive production from the undeveloped properties described in the SEC Documents, and the care taken by the Company and its Significant Subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other property interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore such for hydrocarbons.

                 (o) PAYMENTS. All royalties, rentals, deposits and other amounts required to be paid under the producing oil and gas leases of the Company and its Significant Subsidiaries have been properly and timely paid, and no proceeds from the sale or production attributable to the producing oil and gas leases of the Company and its Significant Subsidiaries are currently being held in suspense by any purchaser thereof, and there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company and its Significant Subsidiaries in its oil and gas properties which, in any such case, would have a Material Adverse Effect.

                 (p) BALANCING. The aggregate undiscounted net monetary liability, after giving effect to oil and gas due from co-owners, of the Company and its Significant Subsidiaries for oil or gas taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company or any of its Significant Subsidiaries in oil or gas or to receive cash or other payments to balance any disproportionate allocation of oil or gas could not, singularly or in the aggregate, have a Material Adverse Effect.

                 (q) ENVIRONMENTAL LAWS. The Company and its Significant Subsidiaries (A) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"),
        (B) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of its Significant Subsidiaries (or to the knowledge of the Company and the Significant Subsidiaries, any of their respective predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Significant Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company or any Significant Subsidiary under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by a knowing act or omission by the Company or a Significant Subsidiary, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escape, dumping or releases, a Material Adverse Effect: and the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

                 (r) REGISTRATION RIGHTS. Except for the registration rights granted in connection with (i) this Agreement and (ii) described in the Memorandum or SEC Documents, the Company has not agreed to register the sale of any of its securities under the Securities Act.

        SECTION 3.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS. Each Purchaser hereby severally represents and warrants to the Company, effective as of the Closing Date, as follows:

                 (a)     AUTHORIZATION.   Purchaser represents and warrants to
        the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

                 (b) INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

                 (c) INVESTMENT INTENT. Purchaser has not been formed for the purpose of acquiring the Shares. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the

        Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed and delivered to the Company, the Purchaser Questionnaire attached hereto as Exhibit B-2 for use in preparation of the Registration Statement (as hereinafter defined). Purchaser has, in connection with its decision to purchase the number of Shares set forth in Schedule I hereto, relied solely upon the Memorandum and the documents attached thereto and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws, and the rules and regulations promulgated thereunder. The information provided by Purchaser in the Schedules and Exhibits hereto is true, complete and correct in all material respects.

                 (d) REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

                 (e) RESTRICTION ON SHORT SALES. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

                 (f) NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in the Memorandum, this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.


                       ARTICLE IV.  CONDITIONS TO CLOSING

        SECTION 4.1 CLOSING CONDITIONS OF EACH PURCHASER. Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following condition:

                 (a) REPRESENTATIONS AND WARRANTIES TRUE. If the date of this Agreement is different than the Closing Date, the Company shall have furnished to the Purchasers and Morgan Keegan & Company, Inc. certificates of officers of the Company as to the accuracy of the representations and warranties of the Company as of the Closing Date, compliance with all agreements and conditions under this Agreement and as to such other matters as the Purchasers and Morgan Keegan & Company, Inc. may reasonably request.

                 (b) DELIVERY OF CERTIFICATES. The Company shall have made the delivery of certificates as required by Article I.

                 (c) LEGAL OPINION. Each Purchaser shall receive a legal opinion of Porter & Hedges, L.L.P. in substantially the form of Exhibit E.

        Notwithstanding anything herein to the contrary, the obligation of each Purchaser to close the transactions contemplated hereby expressly is not subject to the condition that each or any other Purchaser close the transactions contemplated hereby.

        SECTION 4.2 CONDITIONS TO CLOSING OF COMPANY. The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchasers in Section 3.2 hereof shall be true and correct in all material respects on the Closing Date.

                 (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by each of the Purchasers on or prior to the Closing Date shall have been performed or complied with by each of such Purchasers in all material respects.

        SECTION 4.3 FINANCIAL INFORMATION. The Company hereby covenants and agrees to mail notice of filing of the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of the Shares purchased by such Purchaser pursuant to this Agreement:

                 (a) Within one hundred twenty (120) days after the end of each fiscal year, a copy of its Annual Report on Form 10-K.

                 (b) Within sixty (60) days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Company, a copy of its Quarterly Report on Form 10-Q.

                 (c) Within ten (10) days after the Company files any Current Report on Form 8-K with the SEC, such Current Report on Form 8-K.

        SECTION 4.4      REGISTRATION REQUIREMENTS.

                 (a) No later than five business days after the Closing Date, the Company shall prepare and file a registration statement with the SEC under the

        Securities Act to register the resale of the Shares by the Purchasers (the "Registration Statement").

                 (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) relating to the Shares resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for any Purchaser.

                 (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective until the earlier of (A) the third anniversary date of the Closing Date, (B) such date as all of the Shares have been resold pursuant to the Registration Statement, or (C) such time as all of the Shares held by the Purchasers can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request; (iv) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents and pay any fees required of the Company in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by a Purchaser, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                 (d) With a view to making available to the Purchasers and Permitted Assignees the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to a registration on Form S-3, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the third anniversary of the date hereof or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the

        Securities Act and Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the sale of any such Shares without registration or pursuant to such Form S-3.

                 (e) In the event that a Purchaser disposes of Shares pursuant to an exemption from the registration provisions of the Securities Act, the Purchaser shall have the right to assign its rights and delegate its obligations under Sections 4.4 and 4.5 in respect of the Shares so transferred to the person acquiring such Shares who shall be deemed a Purchaser as provided in Sections 4.4 and 4.5. As a condition to the assignment of such rights and obligations, the Company and such assignee shall execute a written acknowledgment of such assignment and assumption and the assignee shall provide the Company such information about itself as the Company shall reasonably request for purposes of complying with Sections 4.4 and 4.5.

        SECTION 4.5      INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Company agrees to indemnify and hold harmless each Purchaser (for purposes of this Section 4.5(a), including its officers, directors, agents and employees, each person who controls such holder, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents or employees of such controlling person) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any post-effective amendment thereto), on the effective date thereof, or arise out of, or are based upon, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or omission, or alleged untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement including, without limitation, statements made by Purchaser in this Agreement or documents delivered pursuant hereto, (ii) breach or inaccuracy of such Purchaser's representations and warranties in this Agreement or documents delivered pursuant hereto, or the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement or documents delivered pursuant hereto, or (iii) any untrue statement or omission, or alleged untrue statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. If requested, the Company shall also indemnify the underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution covered by the Registration Statement, their officers, directors, agents and employees and each person who controls such person (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) pursuant to customary indemnification and contribution provisions, to the same extent as provided above.

                 (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company and such other persons may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement or omission, or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement including, without limitation, statements made by such Purchaser in this Agreement and documents delivered pursuant hereto, provided, however, that no Purchaser shall be liable in any such case for any untrue statement or omission, or alleged untrue statement or omission in any Prospectus which has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred, (ii) breach or inaccuracy of such Purchaser's representations and warranties in this Agreement or documents delivered pursuant hereto, or the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement, or (iii) any untrue statement or omission, or alleged untrue statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser, and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Purchaser (which consent shall not be unreasonably withheld). Notwithstanding the provisions of this subsection (b), no Purchaser shall be liable for any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                 (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of counsel to the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                 (d)     If the indemnification provided for in this Section
        4.5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Shares to which such loss relates and not joint.

                 (e) The obligations of the Company and the Purchasers under this Section 4.5 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Purchaser within the meaning of the Exchange Act or the Securities Act.

             ARTICLE V.  RESTRICTIONS ON TRANSFERABILITY OF SHARES

        SECTION 5.1 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be transferred in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

        SECTION 5.2 INSTRUCTION SHEET. Each certificate representing the Shares shall bear the legend set forth on the Instruction Sheet attached hereto as Exhibit C (in addition to any legends required under applicable securities laws).

        SECTION 5.3 TRANSFER OF SHARES AFTER REGISTRATION. Each Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares are accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit D.

        SECTION 5.4 PURCHASER INFORMATION. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."

                           ARTICLE VI.  MISCELLANEOUS

        SECTION 6.1      WAIVERS AND AMENDMENTS. With the exception of Section
4.5 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Section 4.5 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of the Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares.

        SECTION 6.2 BROKER'S FEE. Each Purchaser acknowledges that the Company has agreed to pay a fee to Morgan Keegan & Company, Inc. in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and oral or written agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

        SECTION 6.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT ANY REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        SECTION 6.4 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

        SECTION 6.5 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, except as provided in Section 4.4(f), no Purchaser shall assign this Agreement or assign any of such Purchaser's rights or delegate any of such Purchaser's duties under this Agreement without the prior written consent of the Company.

        SECTION 6.6 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

        SECTION 6.7 NOTICES, ETC.. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Schedule I, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

        SECTION 6.8 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        SECTION 6.10 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        SECTION 6.11 TERMINATION. In the event that the Closing Date shall not have occurred on or before 90 days from the date hereof, this Agreement shall terminate at the close of business on such date.

        SECTION 6.12 EXPENSES. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel except that the Company shall pay the reasonable fees and expenses of Butler & Binion, L.L.P. as legal counsel for the Purchasers.

        SECTION 6.13 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

        SECTION 6.14 EFFECTIVENESS OF AGREEMENT. The Company's agreement to sell the Shares to the Purchasers pursuant to the terms of this Agreement will only be effective upon acceptance of this Agreement by the Company as evidenced by the Company's execution of this Agreement.

        IN WITNESS WHEREOF, the Company and Purchaser have executed this Purchase Agreement as of the date first above written.



                                    "COMPANY"

                                    SOUTHERN MINERAL CORPORATION,
                                    a Nevada corporation


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    "PURCHASER"



                                    -------------------------------------------
                                     (Name of Purchaser)



                                    -------------------------------------------
                                     (Authorized signature for Purchaser)



                                    -------------------------------------------
                                     (Name of person signing on behalf of
                                     Purchaser, printed)


                                    -------------------------------------------
                                     (Title of person on behalf of Purchaser)

                                    The number of Shares Subscribed is set
                                    forth on Schedule I

                                                                      Schedule I

                               LIST OF PURCHASERS




                                            Number of Shares       Purchase Price        Total Purchase
     Name and Address of Purchaser              Purchased             Per Share               Price
     -----------------------------         ------------------    -------------------    -----------------

Trinity Capital                                   125,000              $4.50                  $562,500
1620 Independent Square
Jacksonville, Florida  32002

Blue Ridge Capital                                250,000              $4.50                $1,125,000
630 Fifth Avenue, #3225
New York, New York  10111

Cannell Capital                                   100,000              $4.50                  $450,000
750 Battery Street, #1620
San Francisco, California  94111

Walden/Ashfield                                    50,000              $4.50                  $225,000
750 Battery Street, #700
San Francisco, California  94111

Warburg Pincus Counsellors                        235,500              $4.50                $1,059,750
466 Lexington Avenue, 10th Floor
New York, New York  10017

Schaenen Fox Capital                               55,500              $4.50                  $249,750
200 Park Avenue, #3900
New York, New York  10166

Strong Quest Limited Partnership                    2,500              $4.50                   $11,250
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Strong Special Investment Limited                  28,000              $4.50                  $126,000
   Partnership
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Harbour Investments Ltd.                          124,500              $4.50                  $560,250
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Kirr Marbach                                      100,000              $4.50                  $450,000
621 Washington Street
Columbus, Indiana  47202

Northriver                                         50,000              $4.50                  $225,000
One State Street Plaza, 23rd Floor
New York, New York  10004

WAFRA                                             100,000              $4.50                  $450,000
9 West 57th Street, 38th Floor
New York, New York  10019

                                            Number of Shares       Purchase Price        Total Purchase
     Name and Address of Purchaser              Purchased            Per Share                Price
     -----------------------------         ------------------   -------------------     -----------------

Fred Cox, Jr.                                      50,000              $4.50                  $225,000
Box 237
Big Arm, Montana  59910-0237

Financial Institutions Retirement                  50,000              $4.50                  $225,000
   Fund
5 Corporate Park Drive, 2nd Floor
White Plains, New York  10604

Carillon Advisors, Inc.                           350,000              $4.50                $1,575,000
1876 Waycross Road
Cincinnati, Ohio  45240

Centennial                                        444,000              $4.50                $1,998,000
900 3rd Avenue, #1801
New York, New York  10022

Kennedy Capital Management                        185,000              $4.50                  $832,500
10829 Olive Road, 1st Floor
St. Louis, Missouri  63141-7739

Harris Bank Winnetka                               50,000              $4.50                  $225,000
F/B/O Howell Howard
520 Green Bay Road
Winnetka, Illinois  60093

Putnam Capital Appreciation Fund                  100,000              $4.50                  $450,000
One Post Office Square
Boston, Massachusetts  02109

Graham Smith                                       25,000              $4.50                  $112,500
396 Waverly Rd.
Proctor, Arkansas  72376

EnCap Investments LC                               25,000              $4.50                  $112,500
1100 Louisiana, Suite 3150
Houston, Texas  77002

                                                                       Exhibit A

                        INSTRUCTION SHEET FOR PURCHASER

  (TO BE READ IN CONJUNCTION WITH THE ENTIRE COMMON STOCK PURCHASE AGREEMENT)

        A.       Complete the following items in the Common Stock Purchase
Agreement:

                 1. SIGNATURE PAGE: Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

                 2.      EXHIBIT B-1:  Stock Certificate Questionnaire:
        Provide the information requested by the Stock Certificate
        Questionnaire;

                 3.      EXHIBIT B-2:  Registration Statement Questionnaire:
        Provide the information requested by the Registration Statement Questionnaire.

                 4. EXHIBIT B-3: Purchaser Certificate: Provide the information requested by the Certificate for the Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

                 5. Return the signed Purchase Agreement including the properly completed Exhibits to:

                         MORGAN KEEGAN & COMPANY, INC.
                                PLACEMENT AGENT
                               FIFTY FRONT STREET
                                   20TH FLOOR
                           MEMPHIS, TENNESSEE  38103
                              ATTN:  MS. PAM ALLEN
                              FAX: (901) 579-4355

        B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to the Purchaser by the Placement Agent at a later date.

        C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

                 (1) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

                 (2) must send a letter in the form of Exhibit D to the Company so that the Shares may be properly transferred.

                                                                     Exhibit B-1

                          SOUTHERN MINERAL CORPORATION

                        STOCK CERTIFICATE QUESTIONNAIRE

        Please provide us with the following information:

        1. The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:


                      ___________________________________

        2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:


                      ___________________________________

        3. The mailing address of the Registered Holder listed in response to item 1 above:

                      ___________________________________

                      ___________________________________

                      ___________________________________

                      ___________________________________

                      ___________________________________

        4. The Tax Identification Number of the Registered Holder listed in response to item 1 above:

                      ____________________________________

                                                                     Exhibit B-2

                          SOUTHERN MINERAL CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE

        In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

        1. Please state your organization's name exactly as it should appear in the Registration Statement:

                         _____________________________

        2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                 ____    Yes                       ____    No

        If yes, please indicate the nature of any such relationships below:


                      ___________________________________

                      ___________________________________

                      ___________________________________

                       __________________________________

                       __________________________________

                                                                     Exhibit B-3

                          SOUTHERN MINERAL CORPORATION

                     CERTIFICATE FOR INDIVIDUAL PURCHASERS

        If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

CERTIFICATE:

        I certify that the representations and responses below are true and accurate:

                 In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

                         ___ (1) A natural person whose net worth, either
                 individually or jointly with such person's spouse exceeds $1,000,000;

                         ___ (2) A natural person who had an income in excess
                 of $200,000, or joint income with that person's spouse in excess of $300,000, in 1993, 1994 and 1995, and reasonably expects to have individual income reaching the same level in 1996;

                         ___ (3) An executive officer or director of the
                 Company.



                                            _________________________________
                                            (Name of Purchaser)


                                            _________________________________
                                            (Signature)


                                            _________________________________
                                            (Signature)


                                            _________________________________
                                            (Date)

                                                                     Exhibit B-3


                          SOUTHERN MINERAL CORPORATION

CERTIFICATE FOR CORPORATE, PARTNERSHIP, TRUST, FOUNDATION AND JOINT PURCHASERS

        If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

        The undersigned certifies that the representations and responses below are true and accurate:

                 (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Common Stock Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

                 (b)     Indicate the form of entity of the undersigned:

                         ___      Limited Partnership

                         ___      General Partnership

                         ___      Corporation

                         ___      Revocable Trust (identify each grantor and
                 indicate under what circumstances the trust is revocable by the grantor:

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________
             (Continue on a separate piece of paper, if necessary.)

                         ___      Other Type of Trust (indicate type of trust
                 and, and, for trusts other than pension trusts, name the grantors and beneficiaries:

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________
             (Continue on a separate piece of paper, if necessary.)

                         ___      Other form of organization (indicate form of
                 organization (_______________________).

        (c) Indicate the approximate date the undersigned entity was formed:

                          __________________________.

        (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

                 ___     1. A bank as defined in Section 3(a)(2) of the
        Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

                 ___     2. A broker or dealer registered pursuant to Section
        15 of the Securities Exchange Act of 1934;

                 ___     3. An insurance company as defined in Section 2(13) of
        the Securities Act;

                 ___     4. An investment company registered under the
        Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

                 ___     5. A Small Business Investment Company licensed by the
        U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

                 ___     6. A plan established and maintained by a state, its
        political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

                 ___     7. An employee benefit plan within the meaning of the
        Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                 ___     8. A private business development company as defined
        in Section 202(a)(22) of the Investment Advisers Act of 1940;

                 ___     9. An organization described in Section 501(c)(3) of
        the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

                 ___     10. A trust, with total assets in excess of
        $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

                 ___     11. An entity in which all of the equity owners
        qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

         _____________________________________________________________

         _____________________________________________________________

         _____________________________________________________________
            (Continue on a separate piece of paper, if necessary.)


Dated:  December __, 1996


____________________________________________
(Name of investor)

____________________________________________
(Signature and title of authorized officer, partner or trustee)

                                                                       Exhibit C

                          SOUTHERN MINERAL CORPORATION

IMPORTANT - DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

        (1)      THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT
ON FORM S-3 (NO. 333-      ), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER
HAS DELIVERED TO THE PURCHASER OF THE SHARES A CURRENT PROSPECTUS AND HAS PROVIDED TO THE COMPANY A PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE; OR

        (2) THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.


        DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE EXCEPT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE.

                                                                       Exhibit D
                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE



To      :        [Name and Address of Transfer Agent]

        Attention:

        The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that

________________________________________________________________________ [fill in name of Purchaser] was the Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about ______________ [date] either (i) in accordance with the registration statement, file number ________ in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

        Name of Purchaser: __________________________________________________

        Name of Individual representing Purchaser (if an
        Institution):_________________________________________________________


        Title of Individual representing Purchaser (if an
        Institution):_________________________________________________________

Signature by:


        _________________________________________________
        (Purchaser or Individual representing Purchaser)